Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

The following are the unaudited pro forma condensed consolidated financial statements of Schiff Nutrition International, Inc. and subsidiaries (“Schiff,” “we,” “us” or “our”) as of and for the nine months ended February 29, 2012 and for the year ended May 31, 2011.  The unaudited pro forma condensed consolidated balance sheet assumes that our acquisition (the “Acquisition”) on March 30, 2012, of all of the outstanding capital stock of Airborne, Inc. (“Airborne”), occurred as of February 29, 2012.  The unaudited pro forma condensed consolidated statements of income for the nine months ended February 29, 2012 and for the year ended May 31, 2011 assume that the Acquisition occurred on June 1, 2010.  The Schiff historical financial statements have been combined with the Airborne historical financial statements as of February 29, 2012 for pro forma purposes.  However, Airborne’s fiscal year ended April 30, 2011.  As a result, the unaudited pro forma condensed consolidated financial statements include Airborne’s balance sheet as of January 31, 2012 and its statements of income for the nine months ended January 31, 2012 and the year ended April 30, 2011.

The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) for purposes of the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the consolidated results of Schiff.

The unaudited pro forma financial statements reflect the following transactions:

•	our acquisition of Airborne, together with the preliminary allocation of the purchase price of $150.0 million in cash;

•	our borrowing of $150.0 million in term loans under our credit agreement and the use of those proceeds to finance the Acquisition; and

•	our preliminary estimates of interest expense, including amortization of debt issuance costs, and amortization of intangible assets recognized in conjunction with the Acquisition.

The preliminary allocation of purchase price for the Acquisition as reflected in these unaudited pro forma condensed consolidated financial statements was based upon preliminary estimates of the fair value of assets acquired and liabilities assumed as of the date of the Acquisition.  The preliminary allocation of purchase price is based on available information and is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income were derived by adjusting our historical financial statements.  The adjustments, including our preliminary purchase price allocation, are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments.  The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase price consideration of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their estimated respective fair values.  The excess of the purchase price consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill.  Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma condensed consolidated financial statements are based upon preliminary estimates and assumptions.  These preliminary estimates and assumptions could change significantly during the measurement period as we finalize the valuations of the net tangible assets and intangible assets acquired and liabilities assumed.  Any change could result in material variances between our future financial results and the amounts presented in these unaudited consolidated financial statements, including variances in fair values recorded, as well as expenses associated with these items.  The unaudited pro forma condensed consolidated financial statements do not purport to present our financial position or results of operations had the Acquisition actually been completed as of the dates indicated.  Moreover, the financial statements do not project our financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements of income do not include (1) any revenue or cost savings synergies that may be achievable subsequent to the completion of the Acquisition, or (2) the impact of non-recurring items directly related to the Acquisition.  In addition, certain nonrecurring expenses expected to be incurred within the first 12 months after the Acquisition are also not reflected in the unaudited pro forma condensed consolidated financial statements.

Certain reclassifications have been made to the Airborne historical financial statements to conform to the Schiff’s presentation of these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011 filed with the SEC on August 15, 2011, and our Quarterly Reports on Form 10-Q for the three-month period ended August 31, 2011, six-month period ended November 30, 2011 and nine-month period ended February 29, 2012 filed with the SEC on October 6, 2011, January 9, 2012, and April 6, 2012, respectively.

Page | 1

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
FEBRUARY 29, 2012
(in thousands)

	Schiff Historical	Airborne Historical	Pro Forma Adjustments	Note References	Schiff Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$18,041	$32,823	$(41,987)	(A), (B), (C)	$8,877
Available-for-sale securities	7,649	—	—		7,649
Receivables, net	28,971	9,393	—		38,364
Inventories	34,657	7,567	—		42,224
Prepaid expenses	1,771	470	—		2,241
Deferred taxes, net	2,990	737	—		3,727

Total current assets	94,079	50,990	(41,987)		103,082

Property and equipment, net	13,553	533	—	(G)	14,086

Other assets:
Goodwill	12,653	3,079	64,130	(B)	79,862
Other intangibles	29,536	6,524	111,878	(B)	147,938
Available-for-sale securities	671	—	—		671
Other assets	96	—	3,170	(C)	3,266

Total other assets	42,956	9,603	179,178		231,737

Total assets	$150,588	$61,126	$137,191		$348,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,918	$5,063	$3,343	(I)	$27,324
Accrued expenses	16,457	2,958	—		19,415
Dividends payable	154	—	—		154
Income taxes payable	304	1,778	(1,778)	(A)	304

Total current liabilities	35,833	9,799	1,565		47,197

Long-term liabilities:
Term loans	—	—	144,006	(C)	144,006
Dividends payable	549	—	—		549
Deferred taxes, net	1,755	327	45,850	(B)	47,932
Other	2,430	113	—		2,543

Total long-term liabilities	4,734	440	189,856		195,030

Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	292	1	(1)	(H)	292
Additional paid-in capital	90,139	33,781	(33,781)	(H)	90,139
Accumulated other comprehensive loss	(77)	—	—		(77)
Retained earnings	19,667	17,105	(20,448)	(H), (I)	16,324

Total stockholders' equity	110,021	50,887	(54,230)		106,678

Total liabilities and stockholders' equity	$150,588	$61,126	$137,191		$348,905

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Page | 2

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED FEBRUARY 29, 2012
(in thousands, except share data)

	Schiff Historical	Airborne Historical	Pro Forma Adjustments	Note References	Schiff Combined Pro Forma

Net sales	$191,479	$63,189	$—		$254,668

Cost of goods sold	105,523	24,708	—		130,231

Gross profit	85,956	38,481	—		124,437

Operating expenses:
Selling and marketing	45,044	21,512	—		66,556
General and administrative	17,191	4,148	(932)	(J)	20,407
Research and development	3,702	1,328	—		5,030
Amortization of intangibles	905	303	2,760	(E)	3,968

Total operating expenses	66,842	27,291	1,828		95,961

Income from operations	19,114	11,190	(1,828)		28,476

Other income (expense):
Interest income	46	26	—		72
Interest expense	(809)	(1)	(8,052)	(D)	(8,862)
Other, net	69	(221)	—		(152)

Total other expense, net	(694)	(196)	(8,052)		(8,942)

Income before income taxes	18,420	10,994	(9,880)		19,534
Income tax expense	6,651	3,908	(3,853)	(F)	6,706

Net income	$11,769	$7,086	$(6,027)		$12,828

Weighted average shares outstanding:
Basic	29,284,109				29,284,109
Diluted	29,406,320				29,406,320

Net income per share:
Basic	$0.40				$0.44
Diluted	$0.40				$0.44

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Page | 3

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED MAY 31, 2011
(in thousands, except share data)

	Schiff Historical	Airborne Historical	Pro Forma Adjustments	Note References	Schiff Combined Pro Forma

Net sales	$213,648	$69,217	$—		$282,865

Cost of goods sold	132,472	28,682	—		161,154

Gross profit	81,176	40,535	—		121,711

Operating expenses:
Selling and marketing	34,666	22,293	—		56,959
General and administrative	22,300	4,815	—		27,115
Research and development	4,017	235	—		4,252
Amortization of intangibles	—	330	3,881	(E)	4,211

Total operating expenses	60,983	27,673	3,881		92,537

Income from operations	20,193	12,862	(3,881)		29,174

Other income (expense):
Interest income	166	27	—		193
Interest expense	(424)	(1)	(10,660)	(D)	(11,085)
Other, net	(45)	—	—		(45)

Total other income (expense), net	(303)	26	(10,660)		(10,937)

Income before income taxes	19,890	12,888	(14,541)		18,237
Income tax expense	7,248	4,386	(5,671)	(F)	5,963

Net income	$12,642	$8,502	$(8,870)		$12,274

Weighted average shares outstanding:
Basic	28,986,227				28,986,227
Diluted	29,252,030				29,252,030

Net income per share:
Basic	$0.44				$0.42
Diluted	$0.43				$0.42

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Page | 4

SCHIFF NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1.	Basis of Presentation, the Acquisition and Related Transactions

The historical financial information is derived from the consolidated financial statements of Schiff and the consolidated financial statements of Airborne.  The pro forma adjustments have been prepared as if the transactions, as described below, had taken place on February 29, 2012, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of June 1, 2010, in the case of the unaudited pro forma condensed consolidated statements of income for the nine months ended February 29, 2012 and for the year ended May 31, 2011.

The pro forma financial statements reflect the following transactions:

•	our acquisition of Airborne, together with the preliminary allocation of the purchase price of $150,000 in cash;

•	our borrowing of $150,000 in term loans under our credit agreement and the use of those proceeds to finance the Acquisition; and

•	our preliminary estimates of interest expense, including amortization of debt issuance costs, and amortization of intangible assets recognized in conjunction with the Acquisition.

2.	Pro Forma Adjustments and Assumptions

(A)	Airborne’s cash and cash equivalents, and income taxes payable were excluded from the acquired assets and assumed liabilities under the terms of the purchase agreement.

(B)
Reflects the preliminary allocation of the $150,000 purchase price.  The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase price consideration of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their estimated respective fair values.  The excess of the purchase price consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill.  Determination of the purchase price and allocations of the purchase price used in the unaudited pro forma condensed consolidated financial statements are based upon preliminary estimates and assumptions.  These preliminary estimates and assumptions could change significantly during the measurement period as we finalize the valuations of the net tangible assets and intangible assets acquired and liabilities assumed.  Any change could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed consolidated financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The estimated fair values of the assets acquired and liabilities assumed as of the date of the Acquisition are as follows:

Assets acquired:
Receivables, net	$9,393
Inventories	7,567
Prepaid expenses and other assets	1,207
Property and equipment, net	533
Intangible assets (customer relationships $53,419, trademarks $64,983)	118,402
Goodwill	67,209
Total assets acquired	204,311

Liabilities assumed:
Accounts payable	5,063
Accrued expenses	2,958
Deferred taxes, net	46,177
Other liabilities	113
Total liabilities assumed	54,311

Net assets acquired	$150,000

(C)
Reflects the borrowing of $150,000 in term loans under our credit agreement to finance the Acquisition and/or use of cash on hand to pay $9,164 in debt issuance costs.  Debt issuance costs include $5,994 paid directly to the creditor, reflected as a reduction to the outstanding term loans; and, $3,170 reflected in other assets.

(D)
Reflects interest expense incurred on the borrowing of $150,000 in term loans under our credit agreement in connection with the Acquisition, including associated credit facility fees and amortization of debt issuance costs.  Interest expense is based on the minimum rate of three-month LIBOR of 1.25%, plus the applicable margin of 4.75% under our credit agreement for both the nine months ended February 29, 2012 and year ended May 31, 2011.  A one percentage point increase or decrease in interest rates would result in an increase or decrease in interest expense related to this transaction of $1,125 and $1,500, respectively, for the nine months ended February 29, 2012 and year ended May 31, 2011.

Page | 5

(E)
Intangible assets include customer relationships and trademarks.  Customer relationships are amortized over an estimated useful life of 20 years, recognizing amortization expense based on an accelerated method that reflects expected cash flow assumptions.  Trademarks are not amortized because they represent indefinite–lived assets.  Amortization expense for customer relationships for the next five years is as follows:

Fiscal Year	Amortization
2012	$3,680
2013	$3,528
2014	$3,398
2015	$3,285
2016	$3,148

(F)	Reflects income tax effect of the “Pro Forma Adjustments” using our statutory tax rate of 39% for both the nine months ended February 29, 2012 and the year ended May 31, 2011.

(G)
Fair market value adjustments and changes to estimated useful lives for Airborne’s property and equipment are not expected to be significant; accordingly, no adjustments have been made to Airborne’s recorded amount of property and equipment or depreciation.

(H)	Reflects the elimination of Airborne’s stockholders’ equity.

(I)
Reflects reduction in retained earnings for estimated non-recurring costs such as legal, accounting, valuation, and other professional services and expenses associated with the Acquisition, which Schiff incurred or expects to incur subsequent to February 29, 2012.  While presented in the unaudited pro forma condensed consolidated balance sheet, these costs have been excluded from the unaudited pro forma condensed consolidated statements of income.

(J)	Reflects the elimination of transaction costs related to the Acquisition, which were incurred prior to the Acquisition date.

Page | 6